Exhibit 99.2

Kraton Performance Polymers, Inc.

2014 Special Meeting of Stockholders

The Board of Directors Solicits this Proxy

PROXY

The undersigned hereby constitutes and appoints Kevin M. Fogarty, President and Chief Executive Officer of Kraton Performance Polymers, Inc., and Stephen E. Tremblay, Vice President and Chief Financial Officer of Kraton Performance Polymers, Inc., and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises and with discretionary authority to each of them, to appear and vote, as designated herein, all shares of the common stock of Kraton Performance Polymers, Inc. held of record by the undersigned on [                    ], 2014 at the Special Meeting of Stockholders scheduled to be held at [                    ] on [                    ], 2014 at [            ] p.m., central time, and at any and all postponements or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for such special meeting.

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

-or-

TELEPHONE — Call toll-free 1-800-652-VOTE (1-800-652-8683) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-or-

INTERNET — Access “www.investorvote.com/kra” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-652-VOTE (1-800-652-8683) or www.investorvote.com/kra until [            ] a.m., eastern time, on [                    ], 2014.

The Board of Directors unanimously recommends a vote “FOR” Proposal 1,

“FOR” Proposal 2 and “FOR” Proposal 3.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here  ☐

		For	Against	Abstain
1.	To approve and adopt the Combination Agreement dated January 28, 2014 between Kraton Performance Polymers, Inc., Kraton Performance Polymers Limited, NY MergerCo, LLC, LCY Chemical Corp. and LCY Synthetic Rubber Corp., as it may be amended from time to time.	☐	☐	☐
		For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by UK Holdco to its named executive officers based upon or otherwise related to the transactions contemplated by the Combination Agreement.	☐	☐	☐

		For	Against	Abstain
3.	To adjourn the special meeting to another time and place, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Combination Agreement.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the Special Meeting or any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2014 SPECIAL MEETING

Our proxy material relating to our 2014 Special Meeting (notice, proxy statement and proxy) will be available at “Investor Relations” on our website at www.kraton.com.

When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted “FOR” the approval and adoption of the Combination Agreement listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting or any and all postponements or adjournments thereof.

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.